Exhibit 23.1

Tel: 403 266 5608 Fax: 403 233 7833 www.bdo.ca	BDO Canada LLP 620, 903 - 8th Avenue SW Calgary AB T2P 0P7 Canada

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 28, 2013 relating to the consolidated financial statements of Dejour Energy Inc. and its subsidiaries (the “Company”), which appears in Dejour Energy Inc.’s Annual Report on Form 20-F for the year ended December 31, 2012. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Calgary, Canada	/s/ BDO Canada LLP
October 29, 2013	CHARTERED ACCOUNTANTS

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.